Ex. 99.1



      CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.ss.1350



         Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of Medical Nutrition USA, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the three months ended April 30, 2003 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



June 9, 2003                           /s/ FRANCIS A. NEWMAN
                                       ----------------------------
                                       Francis A. Newman
                                       Chief Executive Officer


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